Exhibit 99.1

FOR IMMEDIATE RELEASE
International Money Express, Inc. Announces Results for the Fourth Quarter and Full Year 2019; Introduces Guidance for Full Year 2020

Fourth Quarter 2019 - Financial Highlights
•	Revenues grew 10.9% versus the prior year period as industry volumes moderated

•	Net Income totaled $5.3 million, compared to $4.9 million in the fourth quarter of 2018

•	Basic and Diluted Earnings per Share of $0.14 compared to $0.13 in the fourth quarter of 2018

•	Adjusted Net Income totaled $7.6 million or $0.20 per Adjusted Basic and Diluted Earnings per Share

•	Adjusted EBITDA increased by 22.6% over the prior year fourth quarter to $14.1 million as the Company grew revenues and executed key efficiency initiatives

•	Adjusted EBITDA margin expanded 160bps compared to the prior year period to approximately 17.0%

Full Year 2019 - Financial Highlights
•	Revenues grew 16.7% versus the prior year period based on strong annual performance across our business in the LATAM and Caribbean corridor

•	Net Income totaled $19.6 million, compared to a Net Loss of ($7.2) million for full year 2018

•	Basic and Diluted Earnings per Share of $0.52 compared to a per Share Loss of ($0.28) for full year 2018

•	Adjusted Net Income totaled $32.6 million or $0.87 per Adjusted Basic and Diluted Earnings per Share

•	Adjusted EBITDA increased by 22.2% over the prior year to $57.6 million based on strong full year revenue growth and operating leverage initiatives

•	Adjusted EBITDA margin expanded 80bps compared to the prior year period to 18.0%

MIAMI, Florida March 9, 2020: International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), a leading money remittance services company focused primarily on the Latin America and Caribbean corridor, today announced results for the Fourth Quarter and Full Year ended December 31, 2019 and will host a conference call to discuss results at 5:00pm ET.

Revenues, Net Income, Earnings per Share, Adjusted Net Income, Adjusted Earnings per Share and Adjusted EBITDA

Intermex generated revenues of $83.2 million in the fourth quarter, an increase of 10.9% over the prior year quarter. Revenues for the full year of 2019 grew 16.7% over full year 2018 to $319.6 million. Revenue growth was primarily driven by volume growth in the LATAM and Caribbean corridor.

The Company reported Net Income in the fourth quarter 2019 of $5.3 million compared to $4.9 million in the prior year quarterly period and $19.6 million for the full year 2019 as compared to a loss of ($7.2) million in 2018. Adjusted Net Income for the fourth quarter 2019 totaled $7.6 million compared to $7.3 million in the prior year quarterly period. For the full year 2019, Adjusted Net Income was $32.6 million compared to $18.4 million for 2018.

Basic and diluted earnings per share in the fourth quarter of 2019 were $0.14 compared to $0.13 per share in the prior year quarter. Adjusted basic and diluted earnings per share totaled $0.20 for the fourth quarter 2019 and the prior year period. Basic and diluted earnings per share for full year 2019 were $0.52 compared to a loss of ($0.28) per share in 2018. Adjusted basic and diluted earnings per share for 2019 totaled $0.87 compared to $0.72 in 2018.

Adjusted EBITDA in the fourth quarter of 2019 grew 22.6% over the comparable period in the prior year to $14.1 million, driven primarily by execution of key efficiency initiatives. These results represent an Adjusted EBITDA margin of approximately 17.0%, which is an expansion of 160bps compared to the prior year quarterly period margin of 15.4%. Intermex generated $57.6 million of Adjusted EBITDA for the full year 2019 which represents 22.2% growth over 2018.

Intermex President, Chairman and Chief Executive Officer Robert Lisy commented “We are proud of the results we achieved in 2019 and of the steps taken throughout the year to strengthen our organization and position Intermex for growth in the years ahead. Our fourth quarter and full year results demonstrate Intermex’s ability to generate strong revenue growth while leveraging our operating model to deliver outsized profitability. As such, we are pleased to introduce our 2020 Financial Guidance range for revenue of $340 million to $355 million and Adjusted EBITDA of $62 million to $66 million, which at the midpoints, represent growth of 8.7% and 11.1%, respectively.

Non-GAAP Measures
For the Company, Adjusted Net Income, Adjusted Earnings per share and Adjusted EBITDA are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP Measures because we believe they are frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe they are helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as net income adjusted to add back certain charges and expenses, such as transaction costs, non-cash amortization resulting from push-down accounting, and non-cash compensation costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future Company performance.

Adjusted EBITDA is defined as net income before depreciation and amortization, interest expense, income taxes, and also adjusted to add back certain charges and expenses, such as transaction costs and non-cash compensation costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future Company performance.

Adjusted Net Income, Adjusted Earnings per share and Adjusted EBITDA are non-GAAP financial measures and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income and Adjusted EBITDA as well as a reconciliation of Net Income per share to Adjusted Net Income per share are set forth below following the consolidated financial statements.  A quantitative reconciliation of projected 2020 Adjusted EBITDA to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and qualifying the amounts necessary under GAAP guidance for one-time, non-recurring items including, without limitation, costs related to acquisitions and the registration of the Company’s securities, and losses related to legal contingencies or disposal of assets.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 5:00 p.m. Eastern Time today. The conference call can be heard by dialing: 1-877-423-9813 (U.S.) or 1-201-689-8573 (outside the U.S.) ten minutes prior to the start of the call.

The conference call and accompanying slides will be available via webcast at https://investors.intermexonline.com.  Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available approximately 2-4 hours after the conference call at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current view with respect to certain events that could have an effect on our future financial performance. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “will,” “should,” “expects,” “believes,” “anticipates,” “plans,” “intends,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such statements are forward-looking statements.  All of these forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. While we believe these expectations, assumptions, estimates, judgments and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, or could affect our share price. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.  Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include among other things, competition in the markets in which we operate; our ability to maintain agent relationships on terms consistent with those currently in place; our ability to maintain banking relationships necessary for us to conduct our business; credit risks from our agents and the financial institutions with which we do business; bank failures, sustained financial market illiquidity, or illiquidity at our clearing, cash management or custodial financial institutions; new technology or competitors that disrupt the current ecosystem; cyber-attacks or disruptions to our information technology, computer network systems and data centers; our success in developing and introducing new products, services and infrastructure; customer confidence in our brand and in consumer money transfers generally; our ability to maintain compliance with the regulatory requirements of the jurisdictions in which we operate or plan to operate; international political factors or implementation of tariffs, border taxes or restrictions on remittances or transfers of money out of the United States or Canada; changes in tax laws and unfavorable outcomes of tax positions we take; political instability, currency restrictions and devaluation in countries in which we operate or plan to operate; weakness in U.S. or international economic conditions; change or disruption in international migration patterns; our ability to protect our brand and intellectual property rights; our ability to retain key personnel; and other factors described in the “Risk Factors” section in periodic reports we file with the Securities and Exchange Commission and our prospectus supplement, dated September 11, 2019, filed pursuant to Rule 424(b)(4). All statements other than statements of historical fact included in this press release are forward-looking statements including, but not limited to, expected financial outlook for the year 2020 and all forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement that we make in this press release speaks only as of March 9, 2020. We undertake no obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise.

About International Money Express, Inc.
At International Money Express, Inc. (NASDAQ: IMXI), the customer is at the center of everything we do.  We use proprietary technology that enables consumers to send money primarily from the United States to 17 countries in Latin America and the Caribbean, including Mexico and Guatemala, and four countries in Africa.  We offer the electronic movement of money and data to our customers through our network of sending and paying agents located in all 50 states, the District of Columbia, Puerto Rico and Canada, and throughout Latin America, the Caribbean and other territories.  Our services are also available digitally through intermexonline.com.  We were founded in 1994 and are headquartered in Miami, Florida with offices in Puebla, Mexico, and Guatemala City, Guatemala.

Investor Relations
Sloan Bohlen
investors@intermexonline.com

International Money Express, Inc.

CONSOLIDATED BALANCE SHEETS

	Successor Company
(in thousands of dollars)	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$86,117	$73,029
Accounts receivable, net of allowance of $759 thousand and $842 thousand, respectively	39,754	35,795
Prepaid wires	18,201	26,655
Prepaid expenses and current assets	4,155	3,171
Total current assets	148,227	138,650

Property and equipment, net	13,282	10,393
Goodwill	36,260	36,260
Intangible assets, net	27,381	36,395
Deferred tax asset, net	741	2,267
Other assets	1,415	1,874
Total assets	$227,306	$225,839

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt, net	$7,044	$3,936
Accounts payable	13,401	11,438
Wire transfers and money orders payable	40,197	36,311
Accrued and other	23,074	16,355
Total current liabilities	83,716	68,040

Long term liabilities:
Debt, net	87,623	113,326
Total long term liabilities	87,623	113,326

Stockholders' equity:
Total stockholders' equity	55,967	44,473
Total liabilities and stockholders' equity	$227,306	$225,839

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor Company					Predecessor Company
	Three Months Ended December 31,		Year Ended December 31,	Year Ended December 31,	Period from February 1, 2017 to December 31,	Period from January 1, 2017 to January 31,
	2019	2018	2019	2018	2017	2017
	(Unaudited)
Revenues:
Wire transfer and money order fees	$71,672	$63,826	$273,081	$232,380	$169,796	$11,877
Foreign exchange	10,971	10,752	44,268	39,765	30,014	2,450
Other income	600	480	2,252	1,756	1,229	98
Total revenues	$83,243	$75,058	$319,601	$273,901	$201,039	$14,425

Operating expenses:
Service charges from agents and banks	56,160	49,906	212,670	182,471	135,569	9,441
Salaries and benefits	7,899	8,292	30,705	32,926	23,417	4,530
Other selling, general and administrative expenses	6,247	6,053	27,095	19,442	14,894	1,062
Transaction costs	-	-	-	10,319	8,706	3,917
Depreciation and amortization	3,203	3,922	12,689	15,671	16,645	382
Total operating expenses	73,509	68,173	283,159	260,829	199,231	19,332

Operating income (loss)	9,734	6,885	36,442	13,072	1,808	(4,907)

Interest expense	2,006	8,338	8,510	18,448	11,448	614

Income (loss) before income taxes	7,728	(1,453)	27,932	(5,376)	(9,640)	(5,521)

Income tax provision (benefit)	2,387	(6,318)	8,323	1,868	534	(2,203)

Net income (loss)	$5,341	$4,865	$19,609	$(7,244)	$(10,174)	$(3,318)

Earnings (loss) per common share Basic and diluted	$0.14	$0.13	$0.52	$(0.28)	$(0.59)

Reconciliation from Net income (loss) to Adjusted Net income

				Successor Company		Predecessor Company
	Three Months Ended December 31,		Year Ended December 31,	Year Ended December 31,	Period from February 1, 2017 to December 31,	Period from January 1, 2017 to January 31,
	2019	2018	2019	2018	2017	2017
	(Unaudited)

Net income (loss)	$5,341	$4,865	$19,609	$(7,244)	$(10,174)	$(3,318)

Adjusted for:
Transaction costs	-	-	-	10,319	8,706	3,917
Incentive units plan	-	-	-	4,735	1,846	-
Change in control adjustment for stock options	-	-	-	-	-	2,813
Share-based compensation, 2018 plan	715	660	2,609	1,091	-	-
Offering costs	4	-	1,669	-	-	-
Transition expenses	-	-	-	348	-	-
Management fee	-	-	-	585	715	-
TCPA Settlements	378	-	3,736	192	-	-
Registration costs	-	-	-	615	-	-
Other employee severance	-	-	172	106	-	-
One-time adjustment - bank fees	-	-	-	-	642	-
One-time incentive bonuses	-	-	-	-	514	-
Other charges and expenses	100	64	305	410	196	104
Adjusted deferred taxes for the Act	-	-	-	-	656	-
Amortization of certain intangibles	2,312	3,098	9,248	12,392	14,536	-
Income tax benefit related to adjustments	(1,263)	(1,368)	(4,789)	(5,187)	(6,870)	(2,728)
Adjusted net income	$7,587	$7,319	$32,559	$18,362	$10,767	$788

Earnings per common share Basic and diluted	$0.20	$0.20	$0.87	$0.72	$0.62

Reconciliation from Net income (loss) to Adjusted EBITDA

				Successor Company		Predecessor Company
	Three Months Ended December 31,		Year ended December 31,	Year ended December 31,	Period from February 1, 2017 to December 31,	Period from January 1, 2017 to January 31,
(in thousands of dollars)	2019	2018	2019	2018	2017	2017
	(Unaudited)

Net income (loss)	$5,341	$4,865	$19,609	$(7,244)	$(10,174)	$(3,318)

Adjusted for:
Interest expense	2,006	8,338	8,510	18,448	11,448	614
Income tax provision (benefit)	2,387	(6,318)	8,323	1,868	534	(2,203)
Depreciation and amortization	3,203	3,922	12,689	15,671	16,645	382
EBITDA	12,937	10,807	49,131	28,743	18,453	(4,525)
Transaction costs	-	-	-	10,319	8,706	3,917
Incentive units plan	-	-	-	4,735	1,846	-
Share-based compensation, 2018 Plan	715	660	2,609	1,091	-	-
Change in control adjustment for stock options	-	-	-	-	-	2,813
Management fee	-	-	-	585	715	-
One-time adjustment - bank fees	-	-	-	-	642	-
One-time incentive bonus	-	-	-	-	514	-
TCPA settlements	378	-	3,736	192	-	-
Transition expenses	-	-	-	348	-	-
Offering costs	4	-	1,669	-	-	-
Registration costs	-	-	-	615	-	-
Other employee severance	-	-	172	106	-	-
Other charges and expenses	101	64	305	410	196	104
Adjusted EBITDA	$14,135	$11,531	$57,622	$47,144	$31,072	$2,309